UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2018 (May 18, 2018)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 HaTokhen Street

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendment to Amended and Restated 2012 Equity Incentive Plan

On May 18, 2018, DarioHealth Corp. (the “Company”)  held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the Company’s stockholders approved an amendment to the Company's Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan Amendment”). The 2012 Plan Amendment previously had been approved, subject to stockholder approval, by the Company’s Board of Directors on March 26, 2018.

The Company’s officers and directors are among the persons eligible to receive awards under the 2012 Plan Amendment in accordance with the terms and conditions thereunder. Pursuant to the 2012 Plan Amendment, the number of shares authorized for issuance under the Company's Amended and Restated 2012 Equity Incentive Plan was increased by 1,500,000 shares from 3,873,000 to 5,373,000.

The description of the 2012 Plan Amendment is qualified in its entirety by reference to the full text of the 2012 Plan Amendment a copy of which is attached as Exhibit 10.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As disclosed above, the Company held its 2018 Annual Meeting on May 18, 2018. The final voting results are set forth below.

Stockholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The stockholders elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Erez Raphael	10,500,702	-	4,451	2,239,837

Yalon Farhi	10,499,202	-	5,951	2,239,837

Malcolm Hoenlein	10,501,737	-	3,416	2,239,837

Allen Kamer	10,247,465	-	257,688	2,239,837

Hila Karah	10,242,661	-	262,492	2,239,837

Dennis M. McGrath	10,501,637	-	3,516	2,239,837

Richard B. Stone	10,504,048	-	1,105	2,239,837

Rami Yehudiha	10,239,215	-	265,938	2,239,837

Ori Zanco	10,500,207	-	4,946	2,239,837

Proposal No. 2 — Private Placement Proposal.

The stockholders approved, for purposes of NASDAQ Listing Rule 5635(d), the conversion of 1,234,080 shares of the Company’s Series C Convertible Preferred Stock, which was issued pursuant to a private placement transaction that closed on February 28, 2018 and March 6, 2018, into an aggregate of 2,468,160 shares of common stock based on a conversion price of $1.40 per share. The votes were as follows:

For(1)	Against	Abstain	Broker Non-Votes
6,516,256	21,495	320,708	2,239,837

(1) Holders of shares of 3,646,694 common stock indicated that they purchased such shares of common stock in the private placement offering that closed on February 28, 2018 and March 6, 2018, and therefore were not counted in determining whether or not the private placement proposal was approved.

Proposal No. 3 — Incentive Plan Proposal.

The stockholders approved the 2012 Plan Amendment. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
10,438,645	50,179	16,329	2,239,837

Proposal No. 4 — Ratification of Auditors.

The stockholders ratified the appointment of Kost Forer Gabbay& Kasierer, a member of Ernst & Young Global, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
12,534,393	203,170	7,427	N/A

Proposal No. 5 — Bylaw Amendment Proposal.

The stockholders failed to approve an amendment to the Company’s bylaws, permitting the stockholders to remove a director with or without cause by a vote of the majority of the stockholders entitled to vote at a meeting of the stockholders. The proposal relating to the amendment of the bylaws required the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
10,430,539	73,102	1,512	2,239,837

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits

10.1	Amendment to the Company’s Amended and Restated 2012 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2018	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary